Exhibit 23




                    Consent of KPMG Peat Marwick LLP





      The Board of Directors and Stockholders
      Alberto-Culver Company:

      We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33-62699, 33-62701,
      333-35795,  333-51527,  333-51529  and  333-60059)  and Form S-3  (Numbers
      333-43711 and 333-49649) of Alberto-Culver Company of our reports dated October 22, 1998, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 1998 and 1997 and the related consolidated statements of earnings, cash flows, and stockholders' equity and related schedule for each of the years in the three-year period ended September 30, 1998, which reports appear or are incorporated by reference in the September 30, 1998 annual report on Form 10-K of Alberto-Culver Company.




                                                     /s/ KPMG PEAT MARWICK LLP

                                                     KPMG PEAT MARWICK LLP

      Chicago, Illinois
      December 11, 1998